Exhibit 3.3

CERTIFICATE OF FORMATION OF OCEAN RIG PARTNERS GP LLC Reg. No. 962936 ASA LIMITED LIABILITY COMPANY REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY The original of this Document was filed in accordance with section 9 of the Limited Liability Company Act on NON RESIDENT April 16, 2014 Deputy Registrar Registrar of corporations Republic of the marshall islands

CERTIFICATE OF FORMATION OF OCEAN RIG PARTNERS GP LLC UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT The undersigned, Niki Fotiou, Authorized Person of Ocean Rig Partners GP LLC, for the purpose of forming a Marshall Islands Limited Liability Company, hereby certifies: 1. The name of the Limited Liability Company is Ocean Rig Partners GP LLC (the “Company”). 2. The registered address of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Company’s Registered Agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc. 3. The formation date of the Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on 16th this day of April, 2014. Niki Fotiou Authorized Person

REPUBLIC OF THE MARSHALL ISLANDS OFFICE OF THE REGISTRAR OF CORPORATIONS CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY I HEREBY CERTIFY that OCEAN RIG PARTNERS GP LLC Reg. No. 962936 is duly formed and has filed a Certificate of Formation under the provisions of the Marshall Islands Limited Liability Company Act on April 16, 2014 WITNESS my hand and the official seal of the Registry on April 16, 2014. Deputy Registrar Registrar of corporations Republic of the marshall islands